EXHIBIT 99.1

Sonus Networks Reports 2012 Fourth Quarter and Full Year Results

 Like             Tweet          Share

Fiscal Year 2012 SBC Total Revenue Grew 69% Year Over Year to $87.6 Million

For Immediate Release: February 28, 2013

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in SIP-based communications, today announced results for the fourth quarter and full year ended December 31, 2012.

Results are reported on a consolidated basis and include the full fourth quarter financial effect of Network Equipment Technologies, Inc. (“NET”), an acquisition which closed on August 24, 2012.  A table providing stand-alone Sonus and stand-alone NET results is provided in the “Supplementary Financial and Operational Data” located on the Investor Relations page of the Company’s website.

Fourth Quarter 2012 Highlights

•                  Total revenue was $75.1 million.

•                  Total SBC revenue, including product, maintenance and services, was $26.1 million.

•                  SBC product-only revenue was $20.6 million.

Full Year 2012 Highlights

•                  Total revenue was $254.1 million.

•                  Total SBC revenue, including product, maintenance and services, was $87.6 million, representing a 69% increase over 2011.

•                  SBC product-only revenue was $67.6 million, representing a 79% increase over 2011.

Revenue for the fourth quarter of 2012 was $75.1 million, compared to $57.0 million in the third quarter of 2012 and $74.3 million in the fourth quarter of 2011.  The GAAP net loss for the fourth quarter of 2012 was $16.4 million, or $0.06 per share, compared to a GAAP net loss of $15.6 million, or $0.06 per share, in the third quarter of 2012 and GAAP net income of $3.7 million, or $0.01 per diluted share, in the fourth quarter of 2011.  Non-GAAP net income for the fourth quarter of 2012 was $1.8 million, or $0.01 per diluted share, compared to a non-GAAP net loss of $6.3 million, or $0.02 per share, in the third quarter of 2012 and non-GAAP net income of $5.4 million, or $0.02 per diluted share, in the fourth quarter of 2011.

Revenue for fiscal 2012 was $254.1 million, compared to $259.7 million in fiscal 2011.  The GAAP net loss in fiscal 2012 was $50.2 million, or $0.18 per share, compared to a GAAP net loss of $12.7 million, or $0.05 per share, in fiscal 2011.  The Non-GAAP net loss in fiscal 2012 was $17.4 million, or $0.06 per share, compared to a non-GAAP net loss of $4.4 million, or $0.02 per share, in fiscal 2011.

2013 First Quarter and Full Year Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  Gross margin, operating expenses and EPS are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.

First Quarter 2013	Current Guidance
Total Revenue	$60 to $62 million
SBC Total Revenue	$26 to $27 million
SBC Product Revenue	$21 to $22 million
Gross Margin	61% to 62%
Operating Expenses	$45 to $46 million
Basic EPS	$(0.03)
Cash & Investments	$280 million
Diluted Shares	281 million

Full Year 2013	Current Guidance
Total Revenue	$267 to $271 million
SBC Total Revenue	$120 to $124 million
SBC Product Revenue	$98 to $102 million
Gross Margin	64% to 65%
Operating Expenses	$171 to $172 million
Diluted EPS	$0.00 to $0.01
Cash & Investments	$280 to $285 million
Diluted Shares	285 million

Restructuring

In August 2012, the Company initiated a plan to streamline operations and reduce operating costs, including a corporate-wide restructuring plan.  In the third quarter of 2012, the Company recorded restructuring expense of $2.0 million for severance and related charges and facility-related charges.  The Company recorded additional restructuring expense of $5.7 million in the fourth quarter of 2012, comprised of $4.1 million for facility-related charges, $1.3 million for severance and related charges and $0.3 million for the writedown of property and equipment.  The Company expects to record additional restructuring expense of approximately $2 million in the first quarter of 2013, comprised of severance and related charges.

Quote

“Sonus made tremendous progress during 2012 in our transformation to become a pure-play SBC company,” said Ray Dolan, president and chief executive officer.  “We grew our total SBC revenue by 69% over 2011 and gained substantial market share in the service provider segment.  We also considerably enhanced our go-to-market strategy with the addition of our new channel program, Sonus Partner Assure, and with the expansion of our SBC product portfolio.  Additionally, the acquisition of NET during 2012 significantly increased our exposure to the enterprise SBC market.  Sonus now has the market’s broadest SBC portfolio, including the most Microsoft Lync SBCs, enabling us to address the entire SBC market opportunity.” Dolan continued, “Sonus has also made solid progress streamlining operations. Our restructuring initiatives, coupled with ongoing improvements in operating efficiencies, are expected to drive significant improvements in our operating leverage and gross margins this year. The team is focused on accelerating our SBC transformation in 2013, driving toward long-term profitability, and enhancing shareholder value.”

Conference Call Details

Date: February 28, 2013

Time: 4:30 p.m. (EST)

Dial-in number: 800-354-6885

International Callers: +1 303-223-2680

Replay information:

A telephone playback of the call will be available following the conference call until March 14, 2013 and can be accessed by calling 800-633-8284 or +1 402-977-9140 for international callers. The reservation number for the replay is 21646000. A webcast replay of the conference call will also be available shortly following the conference call on the Company’s Investor Relations website in the Events & Presentations — Archived Events section.

Accounting Period:

As of the beginning of fiscal 2012, the Company began reporting its first, second and third quarters on a 4-4-5 basis, with the quarter ending on the Friday closest to the last day of each third month.  The Company’s fiscal year-end is December 31.

Tags:

Sonus Networks, Sonus, SONS, 2012 fourth quarter, earnings, results, IP-based network solutions, SBC, SBC 1000, SBC 2000, SBC 5100, SBC 5200, SBC 9000, session border controller, session border control, session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, TDM.

About Sonus Networks

Sonus helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including VoIP, video and Unified Communications through secure, reliable and scalable IP networks.  With customers around the globe and 15 years of experience transforming networks to IP, Sonus has enabled service providers to capture and retain users and both service providers and enterprises to generate significant ROI.  Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this report are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Examples of forward-looking statements include, but are not limited to, statements in the section “2013 First Quarter and Full Year Outlook” and other statements regarding the following: plans, objectives, outlook, goals, strategies, future events or performance, growth in market share, trends, investments, customer growth, operational performance and costs, liquidity and financial positions, competition, estimated expenditures and investments, impacts of laws, rules and regulations, revenues and earnings, performance and other statements that are other than statements of historical facts.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from acquisitions (including with respect to our acquisition of Network Equipment Technologies, Inc.); litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  We therefore caution you against relying on any of these forward-looking statements, which speak only as of the date made.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: stock-based compensation, restructuring, write-off of prepaid royalties, acquisition-related costs, amortization of intangible assets and depreciation expense related to the fair value write-up of acquired property and equipment.  We also consider the use of non-GAAP earnings per share helpful in assessing the performance of the continuing operations of our business.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We recorded $7.7 million of restructuring expense in fiscal 2012, comprised of $2.0 million in the third quarter and $5.7 million in the fourth quarter.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

In the fourth quarter of fiscal 2012 we wrote off $7.1 million of prepaid royalties for software licenses related to products from which we do not expect to derive future revenues. We believe that excluding the write-off of these prepaid royalties facilitates the comparison of our product gross margins to our historical operating results and other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

As part of the assessment of the assets acquired and liabilities assumed in connection with the NET acquisition, we were required to increase the aggregate fair value of acquired property and equipment by $2.0 million.  The acquired property and equipment is being depreciated over a weighted average useful life of approximately 2.5 years.  We believe that excluding the incremental depreciation expense resulting from the fair value write-up of this acquired property and equipment facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

978-614-8440
pleahy@sonusnet.com

#                              #                              #

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 28,	December 31,
	2012	2012	2011
Revenue:
Product	$45,809	$33,520	$47,082
Service	29,327	23,529	27,190
Total revenue	75,136	57,049	74,272

Cost of revenue:
Product	26,121	11,768	13,646
Service	13,412	12,839	13,282
Total cost of revenue	39,533	24,607	26,928

Gross profit	35,603	32,442	47,344

Gross margin:
Product	43.0%	64.9%	71.0%
Service	54.3%	45.4%	51.2%
Total gross margin	47.4%	56.9%	63.7%

Operating expenses:
Research and development	16,247	15,612	17,384
Sales and marketing	20,002	17,613	17,033
General and administrative	8,981	7,939	8,431
Acquisition-related	439	4,090	—
Restructuring	5,683	1,992	—
Total operating expenses	51,352	47,246	42,848

Income (loss) from operations	(15,749)	(14,804)	4,496
Interest income, net	155	20	251
Other income (expense), net	204	(2)	—

Income (loss) before income taxes	(15,390)	(14,786)	4,747
Income tax provision	(997)	(833)	(1,017)

Net income (loss)	$(16,387)	$(15,619)	$3,730

Earnings (loss) per share:
Basic	$(0.06)	$(0.06)	$0.01
Diluted	$(0.06)	$(0.06)	$0.01

Shares used to compute earnings (loss) per share:
Basic	280,773	280,145	279,293
Diluted	280,773	280,145	279,565

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2012	2011
Revenue:
Product	$153,326	$154,373
Service	100,808	105,323
Total revenue	254,134	259,696

Cost of revenue:
Product	58,109	57,929
Service	53,431	55,646
Total cost of revenue	111,540	113,575

Gross profit	142,594	146,121

Gross margin:
Product	62.1%	62.5%
Service	47.0%	47.2%
Total gross margin	56.1%	56.3%

Operating expenses:
Research and development	67,341	64,410
Sales and marketing	76,341	59,279
General and administrative	34,283	34,957
Acquisition-related	5,496	—
Restructuring	7,675	—
Total operating expenses	191,136	158,646

Loss from operations	(48,542)	(12,525)
Interest income, net	612	1,287
Other expense, net	202	—

Loss before income taxes	(47,728)	(11,238)
Income tax provision	(2,441)	(1,465)

Net loss	$(50,169)	$(12,703)

Loss per share:
Basic	$(0.18)	$(0.05)
Diluted	$(0.18)	$(0.05)

Shares used to compute loss per share:
Basic	280,090	278,540
Diluted	280,090	278,540

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$88,004	$105,451
Marketable securities	161,905	224,090
Accounts receivable, net	68,654	53,126
Inventory	25,910	15,434
Deferred income taxes	686	486
Other current assets	15,401	12,246
Total current assets	360,560	410,833

Property and equipment, net	23,767	22,084
Intangible assets, net	15,237	1,200
Goodwill	33,796	5,062
Investments	29,698	55,427
Deferred income taxes	1,011	1,137
Other assets	7,191	8,972
	$471,260	$504,715

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,580	$12,754
Accrued expenses	26,795	21,620
Current portion of deferred revenue	37,094	38,565
Current portion of long-term liabilities	763	1,275
Total current liabilities	75,232	74,214

Deferred revenue	11,647	11,601
Deferred income taxes	249	—
Convertible subordinated note	2,380	—
Other long-term liabilities	5,706	3,599
Total liabilities	95,214	89,414

Commitments and contingencies

Stockholders equity:
Common stock	281	279
Additional paid-in capital	1,321,385	1,309,919
Accumulated deficit	(952,373)	(902,204)
Accumulated other comprehensive income	6,753	7,307
Total stockholders’ equity	376,046	415,301
	$471,260	$504,715

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(50,169)	$(12,703)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization of property and equipment	12,891	11,629
Amortization of intangible assets	2,773	400
Stock-based compensation	9,003	7,865
Write-off of prepaid royalties for software licenses	7,083	—
Loss on disposal of property and equipment	344	24
Deferred income taxes	785	66
Changes in operating assets and liabilities:
Accounts receivable	(8,924)	(217)
Inventory	(7,713)	22,900
Other operating assets	1,669	10,562
Accounts payable	(4,949)	(3,537)
Accrued expenses and other long-term liabilities	937	(7,377)
Deferred revenue	(3,039)	(35,522)
Net cash used in operating activities	(39,309)	(5,910)

Cash flows from investing activities:
Purchases of property and equipment	(10,540)	(13,173)
Business acquisition, net of cash acquired	(35,508)	—
Purchases of marketable securities	(159,828)	(219,800)
Sale/maturities of marketable securities	258,278	282,041
Increase in restricted cash	—	(310)
Net cash provided by investing activities	52,402	48,758

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,693	1,513
Proceeds from exercise of stock options	254	818
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(342)	(1,439)
Principal payments of capital lease obligations	(120)	(88)
Settlement of redeemable convertible subordinated debentures	(31,824)	—
Net cash (used in) provided by financing activities	(30,339)	804

Effect of exchange rate changes on cash and cash equivalents	(201)	(702)

Net (decrease) increase in cash and cash equivalents	(17,447)	42,950
Cash and cash equivalents, beginning of year	105,451	62,501
Cash and cash equivalents, end of period	$88,004	$105,451

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, the write-off of prepaid royalties for software licenses, amortization of intangible assets and incremental depreciation expense resulting from the fair value write-up of acquired property and equipment included in the Company’s Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	December 31,	September 28,	December 31,
	2012	2012	2011
Stock-based compensation
Cost of revenue - product	$32	$41	$81
Cost of revenue - service	218	211	171
Cost of revenue	250	252	252

Research and development expense	524	524	480
Sales and marketing expense	548	500	349
General and administrative expense	1,141	1,124	476
Operating expense	2,213	2,148	1,305

Total stock-based compensation	$2,463	$2,400	$1,557

Write-off of prepaid royalties for software licenses
Cost of revenue - product	$7,083	$—	$—

Amortization of intangible assets
Cost of revenue - product	$1,242	$428	$—

Research and development	100	100	100
Sales and marketing	527	176	—
Operating expense	627	276	100

Total amortization of intangible assets	$1,869	$704	$100

Incremental depreciation expense resulting from the write-up of acquired property and equipment
Cost of revenue - product	$92	$11	$—
Cost of revenue - service	77	22	—
Cost of revenue	169	33	—

Research and development expense	277	89	—
Sales and marketing expense	16	19	—
General and administrative expense	139	24	—
Operating expense	432	132	—

Total incremental depreciation expense resulting from the write-up of acquired property and equipment	$601	$165	$—

SONUS NETWORKS, INC.

Supplemental Information (continued)

(In thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2012	2011
Stock-based compensation
Cost of revenue - product	$162	$398
Cost of revenue - service	813	1,203
Cost of revenue	975	1,601

Research and development	2,297	2,045
Sales and marketing	2,006	1,817
General and administrative	3,725	2,402
Operating expense	8,028	6,264

Total stock-based compensation	$9,003	$7,865

Write-off of prepaid royalties for software licenses
Cost of revenue - product	$7,083	$—

Amortization of intangible assets
Cost of revenue - product	$1,670	$—

Research and development	400	400
Sales and marketing	703	—
Operating expense	1,103	400

Total amortization of intangible assets	$2,773	$400

Incremental depreciation expense resulting from the write-up of acquired property and equipment
Cost of revenue - product	$103	$—
Cost of revenue - service	99	—
Cost of revenue	202	—

Research and development expense	366	—
Sales and marketing expense	35	—
General and administrative expense	163	—
Operating expense	564	—

Total incremental depreciation expense resulting from the write-up of acquired property and equipment	$766	$—

 SONUS NETWORKS, INC.

 Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

 (in millions, except percentages and per share amounts)

 (unaudited)

	Three months ended		Year ended
	March 29, 2013		December 31, 2013
	Range		Range

Revenue	$60	$62	$267	$271

Gross margin
GAAP outlook	59.5%	60.5%	62.7%	63.7%
Stock-based compensation	0.5%	0.5%	0.5%	0.5%
Amortization of intangible assets	1.0%	1.0%	0.8%	0.8%
Non-GAAP outlook	61.0%	62.0%	64.0%	65.0%

Operating expenses
GAAP outlook	$49.8	$50.8	$186.8	$187.8
Stock-based compensation	(2.2)	(2.2)	(11.3)	(11.3)
Amortization of intangible assets	(0.6)	(0.6)	(2.5)	(2.5)
Restructuring	(2.0)	(2.0)	(2.0)	(2.0)
Non-GAAP outlook	$45.0	$46.0	$171.0	$172.0

(Loss) earnings per share
GAAP outlook	$(0.05)	$(0.05)	$(0.07)	$(0.06)
Stock-based compensation expense	0.01	0.01	0.04	0.04
Amortization of intangible assets	— *	— *	0.02	0.02
Restructuring	0.01	0.01	0.01	0.01
Non-GAAP outlook	$(0.03)	$(0.03)	$—	$0.01

*  Less than $0.01 impact on earnings per share.

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 28,	December 31,
	2012	2012	2011

GAAP gross margin - product	43.0%	64.9%	71.0%
Stock-based compensation expense	0.1%	0.1%	0.2%
Amortization of intangible assets	2.7%	1.3%	0.0%
Depreciation expense - fair value write-up of acquired property and equipment	0.2%	0.0%	0.0%
Write-off of prepaid royalties for software licenses	15.4%	0.0%	0.0%
Non-GAAP gross margin - product	61.4%	66.3%	71.2%

GAAP gross margin - service	54.3%	45.4%	51.2%
Stock-based compensation expense	0.7%	0.9%	0.6%
Depreciation expense - fair value write-up of acquired property and equipment	0.3%	0.1%	0.0%
Non-GAAP gross margin - service	55.3%	46.4%	51.8%

GAAP total gross margin	47.4%	56.9%	63.7%
Stock-based compensation expense % of revenue	0.3%	0.4%	0.4%
Amortization of intangible assets % of revenue	1.7%	0.8%	0.0%
Depreciation expense - fair value write-up of acquired property and equipment	0.2%	0.0%	0.0%
Write-off of prepaid royalties for software licenses	9.4%	0.0%	0.0%
Non-GAAP total gross margin	59.0%	58.1%	64.1%

GAAP total gross profit	$35,603	$32,442	$47,344
Stock-based compensation expense	250	252	252
Amortization of intangible assets	1,242	428	—
Depreciation expense - fair value write-up of acquired property and equipment	169	33	—
Write-off of prepaid royalties for software licenses	7,083	—	—
Non-GAAP total gross profit	$44,347	$33,155	$47,596

GAAP research and development expense	$16,247	$15,612	$17,384
Stock-based compensation expense	(524)	(524)	(480)
Amortization of intangible assets	(100)	(100)	(100)
Depreciation expense - fair value write-up of acquired property and equipment	(277)	(89)	—
Non-GAAP research and development expense	$15,346	$14,899	$16,804

GAAP sales and marketing expense	$20,002	$17,613	$17,033
Stock-based compensation expense	(548)	(500)	(349)
Amortization of intangible assets	(527)	(176)	—
Depreciation expense - fair value write-up of acquired property and equipment	(16)	(19)	—
Non-GAAP sales and marketing expense	$18,911	$16,918	$16,684

GAAP general and administrative expense	$8,981	$7,939	$8,431
Stock-based compensation expense	(1,141)	(1,124)	(476)
Depreciation expense - fair value write-up of acquired property and equipment	(139)	(24)	—
Non-GAAP general and administrative expense	$7,701	$6,791	$7,955

GAAP operating expenses	$51,352	$47,246	$42,848
Stock-based compensation expense	(2,213)	(2,148)	(1,305)
Amortization of intangible assets	(627)	(276)	(100)
Depreciation expense - fair value write-up of acquired property and equipment	(432)	(132)	—
Acquisition-related expense	(439)	(4,090)	—
Restructuring	(5,683)	(1,992)	—
Non-GAAP operating expenses	$41,958	$38,608	$41,443

GAAP income (loss) from operations	$(15,749)	$(14,804)	$4,496
Stock-based compensation expense	2,463	2,400	1,557
Amortization of intangible assets	1,869	704	100
Depreciation expense - fair value of acquired property and equipment	601	165	—
Write-off of prepaid royalties for software licenses	7,083	—	—
Acquisition-related expense	439	4,090	—
Restructuring	5,683	1,992	—
Non-GAAP income (loss) from operations	$2,389	$(5,453)	$6,153

GAAP net income (loss)	$(16,387)	$(15,619)	$3,730
Stock-based compensation expense	2,463	2,400	1,557
Amortization of intangible assets	1,869	704	100
Depreciation expense - fair value of acquired property and equipment	601	165	—
Write-off of prepaid royalties for software licenses	7,083	—	—
Acquisition-related expense	439	4,090	—
Restructuring	5,683	1,992	—
Non-GAAP net income (loss)	$1,751	$(6,268)	$5,387

(Loss) per share/diluted earnings per share
GAAP	$(0.06)	$(0.06)	$0.01
Non-GAAP	$0.01	$(0.02)	$0.02

Shares used to compute (loss) per share/diluted earnings per share
GAAP shares used to compute (loss) per share/diluted earnings per share	280,773	280,145	279,565
Non-GAAP shares used to compute (loss) per share/diluted earnings per share	281,236	280,145	279,565

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2012	2011

GAAP gross margin - product	62.1%	62.5%
Stock-based compensation expense	0.1%	0.2%
Amortization of intangible assets	1.1%	0.0%
Depreciation expense - fair value write-up of acquired property and equipment	0.1%	0.0%
Write-off of prepaid royalties for software licenses	4.6%	0.0%
Non-GAAP gross margin - product	68.0%	62.7%

GAAP gross margin - service	47.0%	47.2%
Stock-based compensation expense	0.8%	1.1%
Depreciation expense - fair value write-up of acquired property and equipment	0.1%	0.0%
Non-GAAP gross margin - service	47.9%	48.3%

GAAP total gross margin	56.1%	56.3%
Stock-based compensation expense % of revenue	0.4%	0.6%
Amortization of intangible assets % of revenue	0.7%	0.0%
Depreciation expense - fair value write-up of acquired property and equipment	0.1%	0.0%
Write-off of prepaid royalties for software licenses	2.7%	0.0%
Non-GAAP total gross margin	60.0%	56.9%

GAAP total gross profit	$142,594	$146,121
Stock-based compensation expense	975	1,601
Amortization of intangible assets	1,670	—
Depreciation expense - fair value write-up of acquired property and equipment	202	—
Write-off of prepaid royalties for software licenses	7,083	—
Non-GAAP total gross profit	$152,524	$147,722

GAAP research and development expense	$67,341	$64,410
Stock-based compensation expense	(2,297)	(2,045)
Amortization of intangible assets	(400)	(400)
Depreciation expense - fair value write-up of acquired property and equipment	(366)	—
Non-GAAP research and development expense	$64,278	$61,965

GAAP sales and marketing expense	$76,341	$59,279
Stock-based compensation expense	(2,006)	(1,817)
Amortization of intangible assets	(703)	—
Depreciation expense - fair value write-up of acquired property and equipment	(35)	—
Non-GAAP sales and marketing expense	$73,597	$57,462

GAAP general and administrative expense	$34,283	$34,957
Stock-based compensation expense	(3,725)	(2,402)
Depreciation expense - fair value write-up of acquired property and equipment	(163)	—
Non-GAAP general and administrative expense	$30,395	$32,555

GAAP operating expenses	$191,136	$158,646
Stock-based compensation expense	(8,028)	(6,264)
Amortization of intangible assets	(1,103)	(400)
Depreciation expense - fair value write-up of acquired property and equipment	(564)	—
Acquisition-related expense	(5,496)	—
Restructuring	(7,675)	—
Non-GAAP operating expenses	$168,270	$151,982

GAAP income (loss) from operations	$(48,542)	$(12,525)
Stock-based compensation expense	9,003	7,865
Amortization of intangible assets	2,773	400
Depreciation expense - fair value of acquired property and equipment	766	—
Write-off of prepaid royalties for software licenses	7,083	—
Acquisition-related expense	5,496	—
Restructuring	7,675	—
Non-GAAP income (loss) from operations	$(15,746)	$(4,260)

GAAP net income (loss)	$(50,169)	$(12,703)
Stock-based compensation expense	9,003	7,865
Amortization of intangible assets	2,773	400
Depreciation expense - fair value of acquired property and equipment	766	—
Write-off of prepaid royalties for software licenses	7,083	—
Acquisition-related expense	5,496	—
Restructuring	7,675	—
Non-GAAP net income (loss)	$(17,373)	$(4,438)

(Loss) per share/diluted earnings per share
GAAP	$(0.18)	$(0.05)
Non-GAAP	$(0.06)	$(0.02)

Shares used to compute (loss) per share/diluted earnings per share
GAAP shares used to compute (loss) per share/diluted earnings per share	280,090	278,540
Non-GAAP shares used to compute (loss) per share/diluted earnings per share	280,090	278,540